UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2008

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On October 9, 2008, the Board of Directors of Wolverine World Wide, Inc. ("Wolverine") adopted Amended and Restated By-Laws. The Amended and Restated By-Laws became effective immediately upon their adoption by the Board. A description of the changes to the former By-Laws is provided below.

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Special Meetings Requested by Stockholders: The By-Laws were amended to update the information that a stockholder must provide when submitting a request for a special meeting. Specifically, the By-Laws require a stockholder who requests a special meeting to include in that request the purpose or purposes of the proposed meeting, the reasons for conducting the business at the meeting, the name and address of the stockholder requesting the meeting, the class and number of shares of Wolverine stock that are owned of record and beneficially by the stockholder, and any material interest of the stockholder in the matter proposed for stockholder action. (Article II, Section 3)

•	Advance Notice Provisions:

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The By-Laws were amended to revise the time frame for stockholders to give notice to Wolverine of their intent to nominate directors or propose other business at an annual meeting. Under the revised time frame, stockholders must give notice no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders. If the Company did not hold an annual meeting within the last year, or the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding annual meeting, stockholders must give notice by the close of business not more than ten days after public disclosure of the date of the meeting. (Article II, Section 4, Article III, Section 1)

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The By-Laws were amended to update the information that must be included in a notice submitted by a stockholder that intends to propose a nomination or other business. Among other things, the amendments require a stockholder to provide information, as of the date of the notice and the record date for the meeting, about any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class or series of shares of Wolverine, or increasing or decreasing voting power with respect to shares of Wolverine, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares. (Article II, Section 4; Article III, Section 1)

•

The By-Laws were amended to clarify that stockholders seeking to have a stockholder proposal considered for inclusion in Wolverine's annual proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") must comply with the requirements applicable to stockholder proposals under Rule 14a-8. (Article II, Section 4)

•	Other Changes: The remaining amendments were immaterial language changes and clarifying or conforming changes.

          As a result of the By-Law amendments, if any stockholder intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2009 Annual Meeting of Stockholders, the stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Wolverine not earlier than the close of business on December 18, 2008, and not later than the close of business on January 17, 2009. The notice must comply with the applicable requirements of the Amended and Restated By-Laws.

          The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws of Wolverine, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		3.1	Amended and Restated By-Laws.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2008	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Kenneth A. Grady
Kenneth A. Grady General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated By-Laws.